THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL EXHIBIT 4.6

BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON- U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) THE HOLDER IS NOT ACQUIRING OR HOLDING THIS SECURITY FOR OR ON BEHALF OF, AND NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF, AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, “SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2)(A) THE ACQUISITION AND HOLDING OF THIS SECURITY BY SUCH HOLDER WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS AND (B) NONE OF THE ISSUER, ANY GUARANTORS OF THE SECURITIES OR ANY OF THEIR RESPECTIVE AFFILIATES IS A FIDUCIARY TO ANY SUCH HOLDER, OR IS UNDERTAKING TO PROVIDE IMPARTIAL INVESTMENT ADVICE OR GIVE ADVICE IN A FIDUCIARY CAPACITY, WITH RESPECT TO THE DECISION TO PURCHASE OR HOLD THIS SECURITY.

JH NORTH AMERICA HOLDINGS INC. 6.125% SENIOR SECURED NOTE DUE 2032 No. A-1 CUSIP No. 46593W AB1 ISIN No. US46593WAB19 $500,000,000 JH NORTH AMERICA HOLDINGS INC., a Delaware corporation (the “Issuer”), for value received promises to pay to Cede & Co. or registered assigns the principal sum of FIVE HUNDRED MILLION Dollars ($500,000,000) (or such other principal amount as shall be set forth in the Schedule of Exchanges of Interests in Global Note attached hereto), on July 31, 2032. Interest Payment Dates: January 31 and July 31, commencing January 31, 2026. Record Dates: January 15 and July 15 (whether or not a Business Day). Reference is made to the further provisions of this 2032 Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officer. [Signature Page to 2032 Note (144 A-1)] JH North America Holdings Inc. /s/ Aaron Erter By: Name: Aaron Erter Title: President

Certificate of Authentication Dated: June 17, 2025 [Signature Page to 2032 Note (144A-l)] U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee By: /s/ Bradley E. Scarbrough Authorized Signatory This is one of the 6.125% Senior Secured Notes due 2032 referred to in the within-mentioned Indenture.

[REVERSE OF RESTRICTED NOTE] JH NORTH AMERICA HOLDINGS INC. 6.125% SENIOR SECURED NOTE DUE 2032 1. Interest. JH NORTH AMERICA HOLDINGS INC., a Delaware corporation (the “Issuer”), promises to pay interest on the principal amount set forth on the face hereof at a rate of 6.125% per annum. Interest hereon will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including June 17, 2025 to but excluding the date on which interest is paid. Interest shall be payable in arrears on each January 31 and July 31, commencing January 31, 2026. Interest will be computed on the basis of a 360-day year of twelve 30-day months and, in the case of an incomplete month, the actual days elapsed. The Issuer shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at the rate borne by the 2032 Notes. 2. Method of Payment. The Issuer will pay interest hereon (except defaulted interest) to the Persons who are registered Holders at the close of business on January 15 or July 15 preceding the Interest Payment Date (whether or not a Business Day). Holders of Physical Notes must surrender such Physical Notes to a Paying Agent to collect principal payments. Prior to 11:00 A.M., New York City time, on each Interest Payment Date and Maturity Date, the Issuer shall have deposited with the Paying Agent in immediately available funds U.S. Dollars sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits such Paying Agents to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be. The principal and interest on Global Notes shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Global Notes represented thereby. All payments of principal, premium, if any, and interest with respect to Global Notes shall be made in accordance with the Depository’s applicable procedures. The principal and interest on Physical Notes shall be payable, either in person, by wire transfer or by mail, at the office of the Paying Agent, such payment information to be received by the Paying Agent at least 15 days prior to the applicable payment date. Final payment of principal at maturity with respect to a Physical Note will only be made by the Trustee upon surrender of the related 2032 Note to the Trustee at its Corporate Trust Office. 3. Paying Agent and Registrar. Initially, U.S. Bank Trust Company, National Association, as trustee (the “Trustee”) will act as a Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without prior notice to the Holders. The Issuer or any Affiliate thereof may act as Paying Agent or Registrar. 4. Indenture. The Issuer issued the 2032 Notes under an Indenture dated as of June 17, 2025 (the “Indenture”) among the Issuer, the Guarantors, U.S. Bank Trust Company, National Association, as collateral agent and the Trustee. This is one of an issue of 2032 Notes of the Issuer issued, or to be issued, under the Indenture. The terms of the 2032 Notes include those stated in the Indenture. The 2032 Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of them. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture. 5. Optional Redemption. At any time prior to July 31, 2028, the Issuer may on any one or more occasions redeem up to 40% of the original aggregate principal amount of outstanding 2032 Notes (calculated after giving effect to any issuance of Additional 2032 Notes) issued under the Indenture, upon prior notice to Holders of 2032 Notes in accordance with the requirements of the Indenture (with a copy to the Trustee), at a redemption price (as calculated by Holdings) equal to (i) 106.125% of the aggregate principal amount of the 2032 Notes redeemed, with an amount equal or less than the net cash proceeds from one or more Equity Offerings to the extent that such net proceeds are received by or contributed to Holdings, plus (ii) accrued and unpaid interest, if any, to but excluding the Redemption Date; provided that: (1) at least 50% of the original aggregate principal amount of 2032 Notes issued under the Indenture on the Issue Date (but excluding any Additional 2032 Notes issued under the Indenture after the Issue Date) remains outstanding immediately after the occurrence of each such redemption; and (2) the redemption occurs within 180 days of the date of the closing of such Equity Offering. In addition, prior to July 31, 2028, the Issuer may redeem on any one or more occasions the 2032 Notes, in whole or in part, upon prior notice to Holders of 2032 Notes in accordance with the requirements of the Indenture (with a copy to the Trustee) at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to but excluding the applicable Make-Whole Redemption Date, plus the applicable Make-Whole Premium (a “Make-Whole Redemption”). The Issuer shall notify the Trustee of the redemption price and Make-Whole Premium by delivering to the Trustee promptly after the calculation of such Make-Whole Premium, on or before the applicable Redemption Date, an Officer’s Certificate showing the calculation thereof in reasonable detail, and the Trustee shall have no responsibility for verifying or otherwise for such calculation or the calculation of any redemption price or the Make-Whole Premium. On or after July 31, 2028, the Issuer may on any one or more occasions redeem all or a part of the 2032 Notes, upon prior notice to Holders of 2032 Notes in accordance with the requirements of the Indenture (with a copy to the Trustee), at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the 2032 Notes redeemed, to but excluding the applicable Redemption Date, if redeemed during the twelve-month period beginning on July 31 of the years indicated below: Year Percentage 2028 ........................................................... 103.063% 2029 ........................................................... 101.531% 2030 and thereafter.................................... 100.000%

At any time prior to July 31, 2028, the Issuer may redeem up to 10% of the original principal amount of the 2032 Notes (calculated after giving effect to any issuance of Additional Notes) during any twelve-month period upon prior notice to holders of 2032 Notes in accordance with the requirements of the Indenture (with a copy to the Trustee) at a redemption price equal to 103.000% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date. The Issuer may, at its option, at any time upon notice to Holders of 2032 Notes, redeem all (but not less than all) of the 2032 Notes then outstanding, at a redemption price equal to 100% of the principal amount of the 2032 Notes, plus accrued and unpaid interest thereon, if any, to but excluding the applicable Redemption Date (subject to the rights of Holders of 2032 Notes to be redeemed on or after a record date for the payment of interest to receive interest on the relevant Interest Payment Date), and all Additional Amounts, if any, then due and which shall become due on the applicable Redemption Date as a result of the redemption or otherwise, if the Issuer reasonably determines in good faith that, as a result of a Change in Tax Law, the Issuer or any Guarantor is, or on the next Interest Payment Date in respect of the 2032 Notes would be, required to pay any Additional Amounts, and such obligation to pay Additional Amounts cannot be avoided by taking reasonable measures available to the Issuer or such Guarantor (including, without limitation, making payment through a paying agent located in another jurisdiction or, in the case of a Guarantor, by having the Issuer or another Guarantor make the payment). The foregoing provisions related to redemption due to a Change in Tax Law shall apply mutatis mutandis to any successor to the Issuer. Notwithstanding the foregoing provisions of this paragraph 5, the payment of accrued but unpaid interest in connection with the redemption of 2032 Notes is subject to the rights of a Holder of 2032 Notes on a record date for the payment of interest whose 2032 Notes are to be redeemed on or after such record date but on or prior to the related Interest Payment Date to receive interest on such Interest Payment Date. 6. Special Mandatory Redemption. If there shall occur a Special Mandatory Redemption Event, then the Escrow Agent shall, upon receipt of a notice from the Trustee in accordance with the Escrow Agreement notifying the Escrow Agent of the occurrence of the Special Mandatory Redemption Event, liquidate and release the Escrowed Property (including investment earnings thereon and proceeds thereof, if any) to the Trustee, in an amount sufficient to consummate a Special Mandatory Redemption on the Special Mandatory Redemption Date or as otherwise required by the applicable procedures of DTC, at the Special Mandatory Redemption Price. In addition, on the Special Mandatory Redemption Date, the Escrow Agent (at the expense and request of the Issuer) will release to the Issuer any Escrowed Property (including investment earnings thereon and proceeds thereof, if any) in excess of the amount necessary to effect the Special Mandatory Redemption on such Notes on the Special Mandatory Redemption Date. For the avoidance of doubt, it is acknowledged and agreed that in no event shall the Trustee or the Escrow Agent have any responsibility for determining or verifying the accuracy of the Special Mandatory Redemption Price.

7. Notice of Redemption. Notices of redemption shall be sent at least 10 but not more than 60 days before the Redemption Date to each Holder of 2032 Notes to be redeemed at its registered address (or to the extent permitted or required by applicable Depository procedures or regulations with respect to Global Notes, sent electronically in .pdf format), except that notices of redemption may be delivered or mailed more than 60 days prior to the Redemption Date if the notice is issued in connection with a defeasance of the 2032 Notes, a satisfaction and discharge of this Indenture with respect to the 2032 Notes or as specified in the last sentence of this paragraph. The Issuer may instruct the Trustee in writing to send the notice of redemption in the name or and at the expense of the Issuer provided the Trustee receives such written instruction at least 5 days (or such shorter time as the Trustee may agree) prior to the date such notice of redemption is to be sent. If any 2032 Note is to be redeemed in part only, the notice of redemption that relates to such 2032 Note shall state the portion of the principal amount thereof to be redeemed. Any redemption and notice thereof may, in the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent described in the notice relating to such redemption, including completion of an Equity Offering or other corporate transaction. In addition, if such redemption or purchase is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Issuer’s discretion, the Redemption Date or purchase date may be delayed until such time (including more than 60 days after the date the notice of redemption was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the Redemption Date or by the Redemption Date as so delayed, or such notice or offer may be rescinded at any time in the Issuer’s discretion if the Issuer reasonably believes that any or all of such conditions will not be satisfied or waived. 8. Offers To Purchase. The Indenture provides that upon the occurrence of a Change of Control and subject to further limitations contained therein, the Issuer shall make an offer to purchase outstanding 2032 Notes in accordance with the procedures set forth in the Indenture. 9. Denominations, Transfer, Exchange. The 2032 Notes are in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. A Holder may transfer or exchange 2032 Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Issuer shall not be required to (i) transfer or exchange any 2032 Note selected for redemption or (ii) transfer or exchange any note for a period of 15 days before a mailing of notice of redemption. The Registrar need not register the transfer of or exchange any 2032 Notes or portion of a 2032 Note selected for redemption, or register the transfer of or exchange any 2032 Notes for a period of 15 days before a mailing of notice of redemption. 10. Persons Deemed Owners. The registered Holder of this 2032 Note may be treated as the owner of this 2032 Note for all purposes. 11. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee will pay the money back to the Issuer at its written request. After that, Holders entitled to the money must look to the Issuer and the Guarantors for payment as general creditors unless an “abandoned property” law designates another Person. 12. Amendment, Supplement, Waiver, Etc. The Issuer and the Trustee may, without the consent of the Holders of any outstanding 2032 Notes, amend, waive or supplement the Indenture or the 2032 Notes for certain specified purposes, including, among other things, curing ambiguities, omissions, defects or inconsistencies, conforming the text of the Indenture, this Notes, or the Note Guarantees to any provision of the “Description of the Notes” set forth in the Offering Memorandum to the extent that such provision in the “Description of the Notes” set forth in the Offering Memorandum was intended to be a verbatim recitation of a provision of the Indenture, this Note, or the Note Guarantees, providing for the assumption by a successor to the Issuer of its obligations to the Holders and making any change that does not adversely affect the rights of any Holder in any material respect. Other amendments and modifications of the Indenture or the 2032 Notes may be made by the Issuer and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding 2032 Notes, subject to certain exceptions requiring the consent of the Holders of the particular 2032 Notes to be affected. 13. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Issuer and its Subsidiaries to, among other things, create liens, enter into Sale and Leaseback Transactions or consolidate, merge or sell all or substantially all of the assets of the Issuer and its Subsidiaries and requires the Issuer to provide reports to Holders of the 2032 Notes. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 4.06 of the Indenture, the Issuer must annually report to the Trustee on compliance with such limitations. 14. Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the 2032 Notes and the Indenture and the transaction complies with the terms of Article Five of the Indenture, the predecessor corporation will, except as provided in Article Five, be released from those obligations. 15. Defaults and Remedies. Events of Default are set forth in the Indenture. If an Event of Default occurs and is continuing under the Indenture, either the Trustee, by notice in writing to the Issuer, or the Holders of at least 30% in aggregate principal amount of the 2032 Notes then outstanding, by notice in writing to the Issuer and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration”, may declare the principal of and premium, if any, and accrued interest, if any, on the 2032 Notes to be due and payable, and upon such declaration of acceleration, such principal of and premium, if any, and accrued interest, if any, shall be immediately due and payable; provided, however, that, notwithstanding the foregoing, if an Event of Default specified in Section 6.01(7) occurs with respect to the Issuer, the principal of and premium, if any, and accrued interest, if any, on the 2032 Notes then outstanding shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Notwithstanding the foregoing, if after such acceleration but before a judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of outstanding 2032 Notes may rescind and annul such acceleration if: (1) all Events of Default, other than nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived; (2) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; (3) the Issuer has paid the Trustee its compensation and reimbursed the Trustee for its expenses, disbursements and advances; and (4) in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(7), the Trustee shall have received an Officer’s Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto. Holders may not enforce the Indenture or the 2032 Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the 2032 Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding 2032 Notes may direct the Trustee and the Collateral agent in their exercise of any trust or power. The Trustee may withhold from Holders of the 2032 Notes notice of any continuing Default or Event of Default with respect to the 2032 Notes (except a Default or Event of Default relating to the payment of principal of or interest on the 2032 Notes) if it determines that withholding notice is in their best interests. 16. Trustee Dealings with the Issuer. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not Trustee. 17. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Parent, any Guarantor, the Issuer or of any other Subsidiary of the Parent, or any affiliate of the foregoing, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the 2032 Notes, the Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of 2032 Notes by accepting a 2032 Note waives and releases all such liability. This waiver may not be effective to waive liabilities under the federal securities laws. 18. Discharge. The Issuer’s obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the 2032 Notes or upon the irrevocable deposit with the Trustee of cash in U.S. Dollars, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient to pay when due principal of and interest on the 2032 Notes to maturity or redemption, as the case may be.

19. Guarantees. From and after the Issue Date, the 2032 Notes will be entitled to the benefits of certain Note Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders. 20. Authentication. This 2032 Note shall not be valid until the Trustee manually signs the certificate of authentication on the other side of this 2032 Note. 21. Governing Law. THIS 2032 NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. 22. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act). The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to: JH North America Holdings Inc. c/o James Hardie Industries plc Europa House 2nd Floor Harcourt Centre, Harcourt Street Dublin 2, Ireland Facsimile: +353-1-479-1128 E-mail: treasury@jameshardie.com Attention: The Treasurer

ASSIGNMENT I or we assign and transfer this 2032 Note to: (Insert assignee’s social security or tax I.D. number) (Print or type name, address and zip code of assignee) and irrevocably appoint Agent to transfer this 2032 Note on the books of the Issuer. The Agent may substitute another to act for him. Date: Your Signature: (Sign exactly as your name appears on the other side of this 2032 Note) Signature Guarantee: ______________________________ SIGNATURE GUARANTEE Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE If you want to elect to have all or any part of this 2032 Note purchased by the Issuer pursuant to Section 4.08 of the Indenture, check the box below:  Section 4.08 If you want to have only part of the 2032 Note purchased by the Issuer pursuant to Section 4.08 of the Indenture, state the amount you elect to have purchased: $ ($2,000 or any integral multiple of $1,000 in excess thereof; provided that the part not purchased must be at least $2,000) Date: Your Signature: ___________________________________ (Sign exactly as your name appears on the face of this 2032 Note) Signature Guaranteed SIGNATURE GUARANTEE Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF INTERESTS IN GLOBAL NOTE The following exchanges of a part of this Global Note for an interest in another Global Note or for a Physical Note, or exchanges of a part of another Global Note or Physical Note for an interest in this Global Note, have been made: Date of Exchange Amount of decrease in Principal Amount of this Global Note Amount of increase in Principal Amount of this Global Note Principal Amount of this Global Note following such decrease (or increase) Signature of authorized signatory of Trustee